UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

     Date of report (Date of earliest event reported): July 6, 2005

NCO Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	0-21639	23-2858652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

507 Prudential Road, Horsham, Pennsylvania	19044
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 441-3000

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 1.01.      Entry into a Material Definitive Agreement

     On July 6, 2005, NCOP Capital Resource, LLC (“Purchaser”), a wholly-owned, indirect subsidiary of NCO Group, Inc. (“NCO”) entered into a definitive purchase agreement with Risk Management Alternatives Parent Corp., a leading provider of debt collection and accounts receivable management services (“RMA”), and all of RMA’s subsidiaries (RMA and its subsidiaries are collectively referred to herein as the “Seller Parties”). Pursuant to the purchase agreement, Purchaser will acquire substantially all of the assets of the Seller Parties for $118.8 million in cash, subject to certain closing adjustments, and the assumption of certain liabilities. The parties plan to consummate the acquisition of Seller Parties' assets (including the stock of RMA's two foreign subsidiaries) under Sections 363 and 365 of the bankruptcy code. In connection with the purchase agreement, on July 6, 2005, NCO and the Seller Parties entered into a guarantee whereby NCO guaranteed the payment and performance of all obligations, covenants and duties of Purchaser under the purchase agreement.

     In accordance with the purchase agreement, on July 7, 2005, RMA and all of its domestic subsidiaries filed for protection under Chapter 11 of the Bankruptcy Code with the U.S. Bankruptcy Court for the Northern District of Ohio Eastern Division. RMA's foreign subsidiaries are not part of the bankruptcy proceedings. The acquisition is subject to certain conditions including approval by the Bankruptcy Court, customary closing conditions, and any required governmental approvals, all as more specifically set forth in the purchase agreement. The acquisition will also be subject to a competitive bidding process in which third parties will have the opportunity to bid on the assets to be sold under the purchase agreement. An initial competing bid must meet certain conditions set forth in the purchase agreement and the Seller Parties’ bankruptcy filings. As a result of this competitive bidding process and the other closing conditions, there can be no assurance that NCO will acquire the Seller Parties’ assets or that such acquisition will be consummated upon the terms contemplated by the purchase agreement. The foregoing description of the purchase agreement and the guarantee does not purport to be complete and is qualified in its entirety by reference to such documents, copies of which will be filed as exhibits to NCO’s quarterly filings under the Exchange Act.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCO GROUP, INC.

Date: July 12, 2005	By:	/s/ Steven L. Winokur

Steven L. Winokur Executive Vice President and Chief Financial Officer